Exhibit 4.2

EXECUTION VERSION

SPRINT NEXTEL CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 9, 2011

Creating a Series of Securities Designated

11.500 % Notes due 2021

FIRST SUPPLEMENTAL INDENTURE (“this Supplemental Indenture”), dated as of November 9, 2011, among SPRINT NEXTEL CORPORATION, a corporation duly organized and existing under the laws of the State of Kansas (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have duly executed and delivered that certain Senior Notes Indenture, dated as of November 20, 2006 (the “Indenture”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series (the “Securities”);

WHEREAS, Sections 201, 301 and 901 of the Indenture provide that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series issues pursuant to the Indenture;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities designated as its 11.500% Notes due 2021 (the “2021 Notes”) to be issued under the Indenture, as supplemented by this Supplemental Indenture, initially in an aggregate principal amount of $1,000,000,000, to be authenticated and delivered as provided in the Indenture;

WHEREAS, the Company desires to supplement the provisions of the Indenture to provide for the issuance of the 2021 Notes under the terms of the Indenture as supplemented hereby;

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises, the covenants and other agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby confirmed, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Relationship with Indenture. All terms contained in this Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings defined in the Indenture. In the event of any inconsistency between the Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern. The words “herein,” “hereof,” “hereunder,” and words of similar import shall refer to this Supplemental Indenture.

Section 1.02 Additional Definitions. Solely with respect to the 2021 Notes, the following definitions shall be added to Section 101 of the Indenture and replace any existing definitions (as applicable) in the Indenture, each in appropriate alphabetical order, unless the context requires otherwise.

“144A Global Note” means a global note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be initially issued in aggregate denominations equal to the outstanding principal amount of the 2021 Notes sold in reliance on Rule 144A.

“2021 Notes” shall have the meaning set forth in the recitals to the First Supplemental Indenture dated as of November 9, 2011.

“Additional Interest” means all additional interest owing on the 2021 Notes pursuant to the Registration Rights Agreement.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Business Day” means any day, other than a Saturday or Sunday, or legal holidays on which the banks in The City of New York are not required or authorized by law or executive order to be closed.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b) the adoption of a plan relating to the Company’s liquidation or dissolution; or

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Company’s Voting Securities; provided that a transaction in which the Company becomes a Subsidiary of another person shall not constitute a Change of Control if (a) the Company’s stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Securities of such other Person of whom the Company is a Subsidiary immediately following such transaction and (b) immediately following such transaction no person (as defined above)

other than such other person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Company’s Voting Securities.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Clearwire” means collectively, Clearwire Corporation, a Delaware corporation, and its operating Subsidiary, Clearwire Communications LLC, a Delaware limited liability company.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2021 Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2021 Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date: (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if the Trustee is provided fewer than four Reference Treasury Dealer Quotations, the average of all quotations provided to the Trustee.

“Definitive Note” means a certificated 2021 Note registered in the name of the Holder thereof and issued in accordance with the terms of the Indenture, substantially in the form of Exhibit A, except that such 2021 Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Offer” shall have the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Global Note Legend” means the legend set forth in Section 3.03(f)(ii) of the First Supplemental Indenture dated as of November 9, 2011, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Investment Grade Rating” means a rating equal to or greater than Baa3 by Moody’s and BBB- by S&P or the equivalent thereof under any new ratings system if the ratings systems of either such Rating Agency shall be modified after the issue date of the 2021 Notes, or the equivalent rating of any other Ratings Agency the Company selects as provided in the definition of Ratings Agencies.

“Legended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the 2021 Notes initially sold in reliance on Rule 903 of Regulation S.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Participating Broker-Dealer” shall have the meaning set forth in the Registration Rights Agreement.

“Primary Treasury Dealer” shall have the meaning set forth in the definition of Reference Treasury Dealer.

“Private Placement Legend” means the legend set forth in Section 3.03(f)(i) of the First Supplemental Indenture dated as of November 9, 2011 to be placed on all 2021 Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Ratings Agencies” means (1) Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the 2021 Notes or ceases to make a rating on the 2021 Notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule l7g-1 of the Exchange Act) then making a rating on the 2021 Notes publicly available selected by the Company (as certified by an officer’s certificate), which shall be substituted for Moody’s or S&P, as the case may be.

“Ratings Decline” means the occurrence, during the period commencing on the date of the first public announcement of the Change of Control or the intention to effect a Change of Control and ending 90 days after the occurrence of the Change of Control, of a downgrade of the rating of the 2021 Notes by both Rating Agencies by one or more gradations (including gradations within ratings categories as well as between rating categories).

“Reference Treasury Dealer” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., and their successors, and one other firm that is a primary U.S. Government securities dealer (each a “Primary Treasury Dealer”) which the Company shall specify from time to time; provided, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registration Rights Agreement” means (a) with respect to the 2021 Notes issued on the date hereof, the Registration Rights Agreement, dated the date hereof, among the Company and J.P. Morgan Securities LLC for itself and for each of the other initial purchasers named on Schedule A thereto and (b) with respect to any additional 2021 Notes issued, any registration rights agreement between the Company and the other parties thereto relating to the registration by the Company of such additional 2021 Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Remaining Scheduled Payments” means with respect to each 2021 Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon, that would be due after the related Redemption Date but for such redemption; provided, that, if such Redemption Date is not an Interest Payment Date with respect to such 2021 Note, the amount of the next succeeding scheduled interest payment thereon will be deemed reduced by the amount of interest accrued thereon to such Redemption Date.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Subsidiary” means, with respect to any Person, a Corporation, partnership, limited liability company or other business organization, whether or not incorporated, a majority of the Voting Securities of which is owned, directly or indirectly, by such Person; provided that, with respect to the Company and its Subsidiaries, Clearwire and its subsidiaries shall be deemed to not be Subsidiaries.

“Treasury Rate” means, with respect to an applicable Redemption Date for the 2021 Notes: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury Notes adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity of the 2021 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Unlegended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A that bears the Global Note Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of 2021 Notes, and that does not bear the Private Placement Legend.

“Voting Securities” of any Person means the stock or other ownership or equity interests, of whatever class or classes, the holders of which ordinarily have the power to vote for the election of the members of the board of directors, managers, trustees or other voting members of the governing body of such Person (other than stock or other ownership or equity interests having such power only by reason of the happening of a contingency).

Section 1.03 Interest. Unless the context requires otherwise, “interest” shall include Additional Interest, even if not expressly mentioned, for purpose of the 2021 Notes only and not any other series of Securities issued under the Indenture (as modified by this Supplemental Indenture).

Section 1.04 Applicability. The provisions contained in this Supplemental Indenture shall apply only to the 2021 Notes and not to any other series of Securities issued under the Indenture and any covenants provided herein are solely for the benefit of the holders of the 2021 Notes and not for the benefit of the holders of any other series of Securities issued under the Indenture.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE 2021 NOTES

Section 2.01 Terms. Pursuant to Section 3.01 of the Indenture, the terms of the 2021 Notes shall be as follows:

(a) The title of the 2021 Notes is “11.500% Notes due 2021.”

(b) The 2021 Notes are the general unsecured senior obligations of the Company and shall rank equally with all other unsecured senior obligations of the Company.

(c) The 2021 Notes will mature, and the principal of the 2021 Notes and all accrued and unpaid amounts, including interest and Additional Interest (if any), thereon will be due and payable on November 15, 2021, or such earlier date as any of the 2021 Notes may become due and payable in accordance with the provisions of the Indenture and this Supplemental Indenture.

(d) The 2021 Notes will initially be issued in an aggregate principal amount of $1,000,000,000. The Company may issue additional 2021 Notes from time to time without the consent of any Holders of the 2021 Notes. Any such additional 2021 Notes along with the 2021 Notes issued on the date hereof will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions; provided that, in the case of Notes represented by Global Notes, for so long as may be required by the Securities Act or the procedures of DTC, Euroclear or Clearstream (or a successor clearing system), such additional Notes shall be represented by one or more separate Global Notes in accordance with the terms hereof and subject to applicable transfer or other restrictions.

(e) The 2021 Notes will be issued in minimum denominations of $2,000 and thereafter in integral multiples of $1,000.

(f) Interest and Additional Interest (if any) on the 2021 Notes will accrue from November 9, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing May 15, 2012 (each such date, an “Interest Payment Date” as defined in the Indenture), at the rate of 11.500% per annum to the Persons in whose name the 2021 Notes are registered in the Security Register on the preceding May 1 or November 1 (each such date, a “Regular Record Date” as defined in the Indenture) until the principal thereof is paid or made available for payment; provided that any principal and premium, and any such installment of interest and Additional Interest (if any), which is overdue will bear interest at the rate of 11.500% per annum (to the extent that the payment of such interest is legally enforceable), from the dates such amounts are due until they are paid or made available payment, and such interest will be payable on demand.

(g) The 2021 Notes are not entitled to any sinking fund.

(h) Clearwire and its Subsidiaries will be deemed to not be Subsidiaries of the Company and will be excluded from all restrictive covenants provided for in the Indenture or this Supplemental Indenture.

Section 2.02 Terms of Notes Incorporated. The terms and provisions contained in the form of 2021 Notes attached as Exhibit A, shall constitute, and are hereby expressly made, a part of the this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any 2021 Note conflicts with the terms of this Supplemental Indenture, this Supplemental Indenture shall govern.

ARTICLE THREE

THE 2021 NOTES

Section 3.01 Form. The 2021 Notes shall be in substantially the form of Exhibit A.

Section 3.02 Global Notes. The 2021 Notes initially will be represented by one or more Global Notes in registered, global form without interest coupons (including the Global Note Legend thereon). The Global Notes will be deposited upon issuance with the Trustee as custodian for the Depositary Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC. Through and including 40 days after the later of the issuance of the 2021 Notes (such period through and including 40 days, the “Restricted Period”), beneficial interests in Regulation S Global Notes may be held only through Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), unless transferred to a Person that takes delivery through a 144A Global Note in accordance with the certification requirements described in this Article Three.

Section 3.03 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary (who shall initially be DTC) to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and the Company fails to appoint a successor Depositary within 90 days after receiving such notice or (B) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes in exchange for Global Notes (in whole but not in part); provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes other than in accordance with Section 3.03(c)(ii); or (iii) there shall have occurred and be continuing a Default or Event of

Default with respect to the 2021 Notes and DTC requests such exchange. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 of the Indenture. A Global Note may not be exchanged for another 2021 Note other than as provided in this Section 3.03(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.03(b), (c) or (h) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the applicable procedures of the Depositary, Euroclear and Clearstream. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the 2021 Notes). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 3.03(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.03(b)(i) above, the transferor of such beneficial interest must deliver to the Trustee either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Trustee containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note other than in accordance with Section 3.03(c)(ii). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the

2021 Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 3.03(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.03(b)(ii) above and the Trustee receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 3.03(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Trustee receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraph (D), if the Trustee or the Company so requests, an opinion of counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effectuated pursuant to subparagraphs (B) or (D) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with the terms of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraphs (B) or (D).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Trustee of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.03(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Trustee through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such 2021 Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Trustee receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraph (D), if the Trustee or the Company so requests , an opinion of counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.03(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.03(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Trustee through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such 2021 Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such 2021 Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Trustee of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such 2021 Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Person that is not a U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

(D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such 2021 Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Trustee receives the following:

(1) if the Holder of such Restricted Definitive Note proposes to exchange such 2021 Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Definitive Note proposes to transfer such 2021 Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case as set forth in subparagraph (D), if the Trustee or the Company so request, an opinion of counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.03(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such 2021 Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with the terms of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.03(e), the Trustee shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Trustee the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.03(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Trustee receives the following:

(A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Trustee receives the following:

(1) if the Holder of such Restricted Definitive Note proposes to exchange such 2021 Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Note proposes to transfer such 2021 Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraph (D), if the Trustee so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such 2021 Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Trustee shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all 2021 Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH

SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (h) to this Section 3.03 (and all 2021 Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.03 OF THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.03(a) OF THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR

CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(ii) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of 2021 Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests in such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not affiliates (as defined in Rule 144) of the Company, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the exchange notes to be issued in the Exchange Offer and (z) they are acquiring the exchange notes in their ordinary course of business and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes in the appropriate principal amount.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges permitted hereunder, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Trustee’s request in accordance with the Indenture.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(iii) The Trustee shall not be required to register the transfer of or exchange any 2021 Note selected for redemption in whole or in part, except the unredeemed portion of any 2021 Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any 2021 Notes during a period beginning at the opening of business 15 days before the day of any selection of 2021 Notes for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any 2021 Note so selected for redemption in whole or in part, except the unredeemed portion of any 2021 Note being redeemed in part, (C) to register the transfer of or to exchange a 2021 Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a 2021 Note tendered and not withdrawn in connection with a Change of Control Offer.

(vi) Prior to due presentment for the registration of a transfer of any 2021 Note, the Trustee, the Paying Agent and the Company may deem and treat the Person in whose name any 2021 Note is registered as the absolute owner of such 2021 Note for the purpose of receiving payment of principal of and interest on such 2021 Notes and for all other purposes, and none of the Trustee, the Paying Agent or the Company shall be affected by notice to the contrary.

(vii) Neither the Trustee nor the registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the 2021 Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any 2021 Notes (including any transfers between or among the Depository’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE FOUR

[INTENTIONALLY OMITTED]

ARTICLE FIVE

AMENDMENTS TO INDENTURE SECTIONS

The following amendment to the Indenture shall apply only to the 2021 Notes and not to any other series of Securities issued under the Indenture and shall be effective for so long as any 2021 Notes remain Outstanding. The Indenture is amended by this Supplemental Indenture solely with respect to the 2021 Notes, as follows:

Section 5.01 Amendments to Article I. Solely with respect to the 2021 Notes, Section 113 of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“Section 113. Legal Holidays.

If any Interest Payment Date or the Stated Maturity of the 2021 Notes falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the Interest Payment Date or the Stated Maturity, as the case may be, until the next Business Day.”

ARTICLE SIX

OPTIONAL REDEMPTION

Section 6.01 Optional Redemption. The 2021 Notes will be redeemable in accordance with terms of the Indenture (as modified by this Supplemental Indenture), in each case from time to time, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the 2021 Notes to be redeemed, at a Redemption Price equal to (1) the greater of: (A) 100% of the principal amount of the 2021 Notes to be redeemed, and (B) the sum of the present values of the Remaining Scheduled Payments, discounted to the Redemption Date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, plus 50 basis points; plus (2) in each case, accrued interest and Additional Interest (if any) to the applicable Redemption Date, in each case, that has not been paid.

Section 6.02 Interest on 2021 Notes Redeemed; Deposit of Redemption Price. On and after the Redemption Date, interest and Additional Interest will cease to accrue on the

2021 Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price. On or before the Redemption Date, the Company will deposit with the Paying Agent, or the Trustee, money sufficient to pay the Redemption Price of the 2021 Notes to be redeemed on such date.

ARTICLE SEVEN

REPURCHASE OF THE 2021 NOTES UPON A CHANGE OF CONTROL

TRIGGERING EVENT

Section 7.01 Repurchase Offers. If a Change of Control Triggering Event occurs with respect to the 2021 Notes, each Holder of 2021 Notes will have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of that Holder’s 2021 Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Article Seven.

Section 7.02 Terms of Change of Control Offer. The Company, in each Change of Control Offer, will offer a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of 2021 Notes repurchased, plus accrued and unpaid interest and Additional Interest (if any) on the 2021 Notes, in each case, up to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event, if the Company had not, prior to the Change of Control Triggering Event, sent a redemption notice for all the 2021 Notes in connection with an optional redemption permitted by Section 7.01 of this Supplemental Indenture and Article XI of the Indenture, the Company will mail or cause to be mailed a notice to each registered Holder briefly describing the event or events that constitute a Change of Control Triggering Event and offering to repurchase 2021 Notes on the date specified in such notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the Indenture (as modified by this Supplemental Indenture) and described in such notice.

Section 7.03 Compliance with Securities Laws. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to any Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Article Seven, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict.

Section 7.04 Acceptance of and Payment for 2021 Notes. On the Change of Control Payment Date, the Company will, to the extent lawful:

(a) accept for payment all 2021 Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 2021 Notes or portions thereof properly tendered; and

(c) deliver or cause to be delivered to the Trustee the 2021 Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of 2021 Notes or portions thereof being purchased.

Section 7.05 Determination of Tender; Responsibilities of Paying Agent and Trustee. The Company will determine whether the 2021 Notes are properly tendered, and the Trustee will have no responsibility for, and may conclusively rely upon, the Company’s determination with respect thereto. Subject to receipt of sufficient funds from the Company, the Paying Agent will promptly deliver to each registered Holder of 2021 Notes properly tendered, the Change of Control Payment for such 2021 Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new 2021 Note equal in principal amount to any unpurchased portion of the 2021 Notes surrendered, if any; provided that each such new 2021 Note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any 2021 Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

Section 7.06 Third Party Change of Control Offers. The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all 2021 Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 7.07 Conditional Change of Control Offers. The Company may make a Change of Control Offer in advance of a Change of Control Triggering Event, and condition that Change of Control Offer upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.

Section 7.08 Investment Grade Rating. Notwithstanding the foregoing provisions of this Article Seven, if the 2021 Notes receive an Investment Grade Rating by both of the Rating Agencies, and notwithstanding that the 2021 Notes may later cease to have an Investment Grade Rating by either of the Rating Agencies, the Company will be released from its obligation to make a Change of Control Offer upon a Change of Control Triggering Event.

ARTICLE EIGHT

MISCELLANEOUS PROVISIONS

Section 8.01 Effect of Supplemental Indenture; Conflicts with Indenture. This Supplemental Indenture is executed by the Company and by the Trustee upon the Company’s request, pursuant to the provisions of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of this Supplemental Indenture shall govern.

Section 8.02 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 8.03 Trustee. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Supplemental Indenture or the due authorization and execution hereof by the Company.

Section 8.04 Headings. The Article and Section headings contained herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

Section 8.05 Governing Law. This Supplemental Indenture and the 2021 Notes shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SPRINT NEXTEL CORPORATION

By:	/s/ Greg D. Block
Name:	Greg D. Block
Title:	VP and Treasurer

Signature Page to 2021 Note Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/S/ DANIEL G. DONOVAN
Name:	Daniel G. Donovan
Title:	Vice President

Signature Page to 2021 Note Supplemental Indenture

Exhibit A

Form of 2021 Note

[Insert Private Placement Legend, Global Note Legend and/or Regulation S Global Note Legend, if applicable]

Sprint Nextel Corporation

11.500% NOTES DUE 2021

CUSIP NO. [    ]

ISIN NO. [    ]

No. [ ]	$[ ]

SPRINT NEXTEL CORPORATION, a corporation duly organized and existing under the laws of Kansas (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of [    ] MILLION DOLLARS on November 15, 2021, and to pay interest and Additional Interest (if any) thereon from November 9, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing May 15, 2012, at the rate of 11.500% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest and Additional Interest (if any), which is overdue shall bear interest at the rate of 11.500% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. If any Interest Payment Date or the Stated Maturity of this 2021 Note falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after the Interest Payment Date or the Stated Maturity of this 2021 Note, as the case may be, until the next Business Day. The interest and Additional Interest (if any) so payable, and punctually paid or duly provided for, on any Interest Payment Date (or the next Business Day, as applicable) will, as provided in such Indenture, be paid to the Person in whose name this 2021 Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and Additional Interest (if any), which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest and Additional Interest (if any) not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this 2021 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of 2021 Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2021 Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Reference is hereby made to the further provisions of this 2021 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2021 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

*  *  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this 2021 Note to be signed manually or by facsimile by its duly authorized officer.

SPRINT NEXTEL CORPORATION

By
Name:	Greg D. Block
Title:	VP and Treasurer

Attest:

Name:
Title:

[SEAL]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Reverse of Note

SPRINT NEXTEL CORPORATION

11.500% Notes Due 2021

This 2021 Note is one of a duly authorized issue of securities of the Company (herein called the “2021 Notes”), issued and to be issued in one or more series under an Indenture, dated as of November 20, 2006 (herein called the “Indenture” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of November 9, 2011 (the “Supplemental Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the 2021 Notes and of the terms upon which the 2021 Notes are, and are to be, authenticated and delivered.

Any payments of interest on this 2021 Note shall include Additional Interest, if any, to the extent applicable under the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated November 9, 2011, among the Company and J.P. Morgan Securities LLC for itself and for each of the other initial purchasers named on Schedule A thereto.

The Company may redeem the 2021 Notes at any time and from time to time, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the 2021 Notes to be redeemed, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the 2021 Notes to be redeemed; and

(2) the sum of the present values of the Remaining Scheduled Payments, discounted to the Redemption Date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, plus 50 basis points;

plus, in each case, accrued interest to the Redemption Date that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2021 Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2021 Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date: (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if the

Trustee is provided fewer than four Reference Treasury Dealer Quotations, the average of all quotations provided to the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., and their successors, and one other firm that is a primary U.S. Government securities dealer (each a “Primary Treasury Dealer”) which the Company shall specify from time to time; provided, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means with respect to each 2021 Note to be redeemed, the remaining scheduled payments of the principal thereof and interest and Additional Interest (if any) thereon, that would be due after the related Redemption Date but for such redemption; provided, that, if such Redemption Date is not an interest payment date with respect to such 2021 Note, the amount of the next succeeding scheduled interest payment thereon will be deemed reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to an applicable Redemption Date for the 2021 Notes: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury Notes adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity of the 2021 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

On and after the Redemption Date, interest and Additional Interest (if any) will cease to accrue on the 2021 Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price.

In the event of redemption of this 2021 Note in part only, a new 2021 Note or 2021 Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Section 8.01 If a Change of Control Triggering Event occurs, each Holder of a 2021 Note will have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of that Holder’s 2021 Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture.

Section 8.02 The Company, in each Change of Control Offer, will offer a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of 2021 Notes, plus accrued and unpaid interest and Additional Interest (if any) on the 2021 Notes up to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event, if the Company had not, prior to the Change of Control Triggering Event, sent a redemption notice for all the 2021 Notes in connection with an optional redemption permitted by the Indenture, the Company will mail or cause to be mailed a notice to each registered Holder briefly describing the event or events that constitute a Change of Control Triggering Event and offering to repurchase 2021 Notes on the date specified in such notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the Indenture (as modified by this Supplemental Indenture) and described in such notice.

Notwithstanding the preceding two paragraphs, if the 2021 Notes receive an Investment Grade Rating by both of the Rating Agencies, and notwithstanding that the 2021 Notes may later cease to have an Investment Grade Rating by either of the Rating Agencies, the Company will be released from its obligation to make a Change of Control Offer upon a Change of Control Triggering Event.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b) the adoption of a plan relating to the Company’s liquidation or dissolution; or

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Company’s Voting Securities; provided that a transaction in which the Company becomes a Subsidiary of another person shall not constitute a Change of Control if (a) the Company’s stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Securities of such other Person of whom the Company is a Subsidiary immediately following such transaction and (b) immediately following such transaction no person (as defined above) other than such other person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Company’s Voting Securities.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Investment Grade Rating” means a rating equal to or greater than Baa3 by Moody’s and BBB- by S&P or the equivalent thereof under any new ratings system if the ratings systems of either such Rating Agency shall be modified after the issue date of the 2021 Notes, or the equivalent rating of any other Ratings Agency the Company selects as provided in the definition of Ratings Agencies.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Ratings Agencies” means (1) Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the 2021 Notes or ceases to make a rating on the 2021 Notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule l7g-1 of the Exchange Act) then making a rating on the 2021 Notes publicly available selected by the Company (as certified by an officer’s certificate), which shall be substituted for Moody’s or S&P, as the case may be.

“Ratings Decline” means the occurrence, during the period commencing on the date of the first public announcement of the Change of Control or the intention to effect a Change of Control and ending 90 days after the occurrence of the Change of Control, of a downgrade of the rating of the 2021 Notes by both Rating Agencies by one or more gradations (including gradations within ratings categories as well as between rating categories).

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this 2021 Note or certain restrictive covenants and Events of Default with respect to this 2021 Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the 2021 Notes shall occur and be continuing, the principal of the 2021 Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Outstanding Securities affected. With respect to any series of Securities, the consent of the Holders of that series of Securities required by the Indenture may be obtained from either the Holders of a majority in principal amount of the Securities of that series, or from the Holders of a majority in principal amount of the Securities of that series and all other series affected by that consent, voting as a single class. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. With respect to any series of Securities issued under the Indenture, in addition to obtaining waivers from the Holders of a majority in principal amount of Outstanding Securities of that series, a waiver of compliance with the Indenture and a waiver of past defaults under the Indenture can also be obtained from the Holders of a majority in principal amount of debt securities of that series and all other series affected by the waiver, whether issued under the Indenture or any other indenture of the Company providing for such aggregated voting, all as a single class. Any such consent or waiver by the Holder of this 2021 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2021 Note and of any 2021 Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2021 Note.

As provided in and subject to the provisions of the Indenture, the Holder of this 2021 Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2021 Notes, the Holders of not less than 25% in principal amount of the 2021 Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of 2021 Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this 2021 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this 2021 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this 2021 Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2021 Note is registerable in the Security Register, upon surrender of this 2021 Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this 2021 Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2021 Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The 2021 Notes of this series are issuable only in registered form, without coupons, in minimum denominations of $2,000 and thereafter any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, 2021 Notes of this series are exchangeable for a like aggregate principal amount of 2021 Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this 2021 Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 2021 Note is registered as the owner hereof for all purposes, whether or not this 2021 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for payment of the principal of, premium, if any, or interest on this 2021 Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in any 2021 Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability, either at common law or in equity or by constitution or statute, is hereby waived and released as a condition of, and as consideration for, the execution of the Indenture and the issuance of this 2021 Note.

THIS 2021 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this 2021 Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture (as modified by the Supplemental Indenture).

[To be inserted for Rule 144A Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

[To be inserted for Regulation S Global Note]

SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

Exhibit B

Form of Transfer Certificate

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, KS 66251

Facsimile: (913) 523-9802

Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street, Suite 1020

Chicago, IL 60602

Facsimile:  312-827-8542

Attention: Corporate Trust Administration

Re: 11.500% Notes due 2021

Reference is hereby made to the Indenture, dated as of November 20, 2006 (the “Indenture”), among Sprint Nextel Corporation, a Kansas corporation (the “Company”) and The Bank of New York Trust Company, N.A. (n/k/a The Bank of New York Mellon Trust Company, N.A.) (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 9, 2011 among the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the 2021 Note[s] or interest in such 2021 Note[s] specified in Annex A hereto, in the principal amount at maturity of $         in such 2021 Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐        1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐        2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to

Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the 2021 Notes). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐        3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐        (a) such Transfer is being effected to the Company or a subsidiary thereof; or

☐        (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the First Supplemental Indenture dated as of November 9, 2011 and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

☐        4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐        (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐        (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐        (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:

Name:

Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP ); or

	(ii)	Regulation S Global Note (CUSIP ); or

☐	(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP ); or

	(ii)	Regulation S Global Note (CUSIP ); or

	(iii)	Unrestricted Global Note (CUSIP ); or

☐	(b)	a Restricted Definitive Note; or

☐	(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit C

Form of Exchange Certificate

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, KS 66251

Facsimile: (913) 523-9802

Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street, Suite 1020

Chicago, IL 60602

Facsimile: 312-827-8542

Attention: Corporate Trust Administration

Re: 11.500% Notes due 2021

Reference is hereby made to the Indenture, dated as of November 20, 2006 (the “Indenture”), among Sprint Nextel Corporation, a Kansas corporation (the “Company”) and The Bank of New York Trust Company, N.A. (n/k/a The Bank of New York Mellon Trust Company, N.A.) (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 9, 2011 among the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the 2021 Note[s] or interest in such 2021 Note[s] specified herein, in the principal amount at maturity of $         in such 2021 Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐        (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐        (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted

Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐        (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐        (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐        (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐        (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :

☐	144A Global Note:

☐	Regulation S Global Note:

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:

Name:

Title:

Exhibit D

Form of Accredited Investor Certificate

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, KS 66251

Facsimile: (913) 523-9802

Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street, Suite 1020

Chicago, IL 60602

Facsimile:  312-827-8542

Attention: Corporate Trust Administration

Re: 11.5000% Notes due 2021

Reference is hereby made to the Indenture, dated as of November 20, 2006 (the “Indenture”), among Sprint Nextel Corporation, a Kansas corporation (the “Company”) and The Bank of New York Trust Company, N.A. (n/k/a The Bank of New York Mellon Trust Company, N.A.) (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 9, 2011 among the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

(a)	☐	beneficial interest in a Global Note, or

(b)	☐	a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the 2021 Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the 2021 Notes have not been registered under the Securities Act, and that the 2021 Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the

D-2

Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the 2021 Notes or beneficial interest therein, we will be required to furnish to the Trustee and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
[Insert Name of Accredited Investor]

By:

Name:

Title:

D-3